                                                                   EXHIBIT 10.26


                      MULTI-TENANT OFFICE TRIPLE NET LEASE



                             Effective Date:  August 19, 1998
                             (The date set forth below Landlord's signature.)

                             BASIC LEASE INFORMATION

Landlord:                    CREEKSIDE SOUTH TRUST,
                             a Maryland business trust

Landlord's Address           Carlyle Realty
     For Notice:             4675 MacArthur Court
                             Newport Beach, California 92660
                             Attn:  Paul Brady
                             Telephone:  (714) 757-0535
                             Fax:  (714) 757-0720

                             with copies to:

                             ZKS Real Estate Partners
                             3697 Mt. Diablo Boulevard, Suite 100
                             Lafayette, California 94549
                             Attn:  David A. Kingery
                             Telephone:  (925) 283-8280
                             Fax:  (925) 283-7638

                             Allen, Matkins, Leck, Gamble and Mallory LLP
                             333 Bush Street, Suite 1700
                             San Francisco, California  94104
                             Attn:  Richard C. Mallory, Esq.,
                             Telephone:  (415) 837-1515
                             Fax:  (415) 837-1516

Landlord's Address           Creekside South Trust
     For Payment of Rent:    c/o CB Richard Ellis
                             Department No. 01685
                             San Francisco, California 94139-1685

Tenant:                      E-LOAN, INC.
                             a, California corporation

Tenant's Address             E-Loan, Inc.
     For Notice:             540 University Avenue, Suite 350
                             Palo Alto, California  94301
                             Attn:  Doug Galen
                             Telephone:  (650) 847-3700
                             Fax:  (650) 617-0410

Project:                     Southern parcel of Creekside Business Park

Building:                    Building "C"

Premises:                    Approximately 42,789 Rentable Square Feet as shown
                             in Exhibit A.

Premises Address:
     Street:                 5875 Arnold Drive
     City and State:         Dublin, California

Term:                        Five (5) years

Estimated Commencement       October 15, 1998
     Date:

Base Rent Per Month:

                                                         Monthly Base Rent
                              Year of Term            Per Rentable Square Foot
                              ------------            ------------------------
                                   1                           $1.25

                                   2                           $1.29

                                   3                           $1.33

                                   4                           $1.37

                                   5                           $1.41


Tenant's Share of           Fifty percent (50%)
    Operating Expenses:

Security Deposit:           Fifty Thousand Dollars ($50,000) plus the Letter or
                            Credit pursuant to Section 3.3


Broker:                     Landlord's Broker:  Colliers Parrish International,
                            Inc.

                            Tenant's Broker: John Robbins & Associates


                                      -ii-
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Lease Year:                 Shall refer to each three hundred sixty-five (365)
                            day period during the Term commencing on the Commencement Date and on each anniversary thereof.

Rentable Square Feet:       Shall mean the total square footage of the Premises
                            measured from drip line to drip line.

Permitted Uses:             General office use and no other uses shall be
                            permitted without the prior written consent of Landlord

Options:                    One (1) option to renew for five (5) years


ADDENDUM

EXHIBITS
A        Premises
B        Work Letter
C        Commencement Date Memorandum
D        Rules and Regulations
E        Estoppel Certificate

         The Basic Lease Information set forth above and the Addendum and Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

          LANDLORD          (_______) AND TENANT      (_______) AGREE.
                             initial                   initial


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
                                Table of Contents

                                                                            Page
                                                                            ----

1.     PREMISES...............................................................1
       1.1      Premises......................................................1
       1.2      Common Area...................................................1
       1.3      Reserved Rights...............................................1

2.     TERM...................................................................2
       2.1      Commencement Date.............................................2
       2.2      Possession....................................................2

3.     RENT...................................................................2
       3.1      Rent..........................................................2
       3.2      Late Charge and Interest......................................3
       3.3      Security Deposit..............................................4

4.     UTILITIES..............................................................6

5.     TAXES..................................................................6
       5.1      Real Property Taxes...........................................6
       5.2      Definition of Real Property Taxes.............................6
       5.3      Personal Property Taxes.......................................7

6.     OPERATING EXPENSES.....................................................7
       6.1      Operating Expenses............................................7
       6.2      Definition of Operating Expenses..............................7

7.     ESTIMATED EXPENSES.....................................................9
       7.1      Payment.......................................................9
       7.2      Adjustment....................................................9

8.     INSURANCE..............................................................9
       8.1      Landlord......................................................9
       8.2      Tenant.......................................................10
       8.3      General......................................................11
       8.4      Indemnity....................................................12
       8.5      Exemption of Landlord from Liability.........................12

9.     REPAIRS AND MAINTENANCE...............................................13
       9.1      Tenant.......................................................13
       9.2      Landlord.....................................................13

10.    ALTERATIONS...........................................................14
       10.1     Trade Fixtures; Alterations..................................14

       10.2     Damage; Removal..............................................15
       10.3     Liens........................................................15
       10.4     Standard of Work.............................................15

11.    USE...................................................................15

12.    ENVIRONMENTAL MATTERS.................................................16
       12.1     Hazardous Materials..........................................16
       12.2     Indemnification..............................................17

13.    DAMAGE AND DESTRUCTION................................................18
       13.1     Casualty.....................................................18
       13.2     Tenant's Fault...............................................19
       13.3     Uninsured Casualty...........................................19
       13.4     Waiver.......................................................20
       13.5     Force Majeure................................................20

14.    EMINENT DOMAIN........................................................20
       14.1     Total Condemnation...........................................20
       14.2     Partial Condemnation.........................................20
       14.3     Award........................................................21
       14.4     Temporary Condemnation.......................................21

15.    DEFAULT...............................................................21
       15.1     Events of Defaults...........................................21
       15.2     Remedies.....................................................22
       15.3     Cumulative...................................................23

16.    ASSIGNMENT AND SUBLETTING.............................................24

17.    ESTOPPEL, ATTORNMENT AND SUBORDINATION................................25
       17.1     Estoppel.....................................................25
       17.2     Subordination................................................26
       17.3     Attornment...................................................26

18.    MISCELLANEOUS.........................................................26
       18.1     General......................................................26
       18.2     Signs........................................................28
       18.3     Waiver.......................................................28
       18.4     Financial Statements.........................................28
       18.5     Limitation of Liability......................................28
       18.6     Notices......................................................29
       18.7     Brokerage Commission.........................................29
       18.8     Authorization................................................29
       18.9     Holding Over; Surrender......................................29
       18.10    Joint and Several............................................30

       18.11    Covenants and Conditions.....................................30
       18.12    Addenda......................................................30

19.    OPTION TO EXTEND......................................................30
       19.1     Option Right.................................................30
       19.2     Option Rent..................................................30
       19.3     Exercise of Options..........................................31
       19.4     Determination of Option Rent.................................31

20.    PARKING...............................................................32

21.    RIGHT OF FIRST OFFER..................................................32

1.       PREMISES.

         1.1 Premises. Landlord hereby leases to Tenant the Premises as shown on Exhibit A attached hereto, but excluding the Common Area (defined below) and any other portion of the Project. Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as set forth in the Work Letter, if any, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. By taking possession of the Premises, Tenant accepts the Premises "AS-IS" and waives all claims of defect in the Premises, except as set forth in the Work Letter.

         1.2 Common Area. Tenant may, subject to rules made by Landlord, use the following areas ("Common Area") in common with Landlord and other tenants of the Project: refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project. Landlord shall have the right, in Landlord's sole discretion, from time to time (i) to make changes to the Common Area, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas, and walkways; (ii) to close temporarily any of the Common Area for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Project to be part of the Common Area; (iv) to install, use, maintain, repair, alter, relocate or replace any Common Area or to add additional buildings and improvements to the Common Area; (v) to use the Common Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Common Area and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate or prudent.

         1.3 Reserved Rights. Landlord reserves the right to enter the Premises for any reason upon reasonable notice to Tenant (except in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required hereunder; change boundary lines of the Common Areas; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&Rs") affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, show the Premises to prospective tenants.

2.       TERM.

         2.1 Commencement Date. The Term of the Lease shall commence ("Commencement Date") on the first day of the first full month following the date on which the Premises are

Substantially Complete (as hereinafter defined), subject to any Tenant Delays, as provided in Section 3 of the Work Letter attached hereto as Exhibit B (the "Work Letter") except that if Substantial Completion occurs on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be "Substantially Complete" on the earliest of the date on which: (1) Landlord files or causes to be filed with the City in which the Premises are located (if required) and delivers to Tenant an architect's notice of substantial completion, or similar written notice that the Premises are substantially complete, (2) Tenant commences business operations in the Premises, or (3) a certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector or a temporary certificate of occupancy) is issued for the Premises. Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter . Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit C acknowledging (i) the Commencement Date, (ii) the final square footage of the Premises and (iii) Tenant's acceptance of the Premises. If the Premises are not Substantially Complete on the Estimated Commencement Date as extended by Force Majeure events and Tenant Delays (as defined in the Lease or Work Letter, if any), this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete.

         2.2 Possession. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord tenders possession of the Premises to Tenant in a Substantially Completed condition (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Basic Lease Information, prorated on the basis of a thirty (30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall upon demand acknowledge in writing the Possession Date in the form attached hereto as Exhibit C.

3.       RENT.

         3.1 Rent. Prior to the Commencement Date, Landlord will cause its architect to measure and certify in writing to Landlord the Rentable Square Feet (as defined in the Basic Lease Information) of the Premises, following which time the Base Rent and other figures based upon the Rentable Square Feet contained in the Premises shall be determined in accordance with the rental rates set out in the Basic Lease Information. Except in the case of manifest error, the certification from Landlord's architect of the Rentable Square Feet of the Premises shall be binding upon Landlord and Tenant. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Landlord shall have no obligation to notify Tenant of any increase in Rent and Tenant's obligation to pay all Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord. Acceptance of a payment of Rent which is less than the amount then due shall not be a waiver of Landlord's rights to the balance of such Rent, regardless of Landlord's endorsement of or deposit of any check so stating. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on a per diem basis with respect to the portion of the first month and/or last month within the Term. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such sums are designated "additional rent" and shall be due and payable to Landlord commencing on the Possession Date. The term "Rent" means the Base Rent and all additional rent payable hereunder. Notwithstanding the foregoing, Tenant shall only pay Base Rent on 20,000 Rentable Square Feet of the Premises for the first six (6) months of the Term and shall only pay Base Rent on 30,000 Rentable Square Feet of the Premises for months seven (7) through nine (9) of the Term; provided, however, if Tenant is actually using any more space during such applicable months, then Tenant shall pay Base Rent on the total amount of Rentable Square Feet being used by Tenant. Beginning with the tenth (10th) month and continuing throughout the remainder of the Term, Tenant shall pay Base Rent on the total Rentable Square Feet of the Premises whether or not Tenant is occupying the total space.

         3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) business days after such amount is due more than two (2) times in any year of the Term, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

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         3.3      Security Deposit and Letter of Credit.

                  3.3.1 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit . The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit. Should the Permitted Use be amended to accommodate a change in the business of Tenant or to accommodate a subtenant or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased risk to the Premises or increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, materially reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition.

                  3.3.2 Letter of Credit. By no later than 4:00 p.m. on August 21, 1998, Tenant shall deliver to Landlord an irrevocable standby letter of credit in the amount of Nine Hundred Thousand Dollars ($900,000.00) ("Letter of Credit") as additional security for the faithful performance by Tenant of its obligations under this Lease. Notwithstanding anything to the contrary provided herein, if Tenant has not received its venture capital contribution by August 31, 1998 pursuant to that certain letter dated August 6, 1998 from Douglas Galen to David A. Kingery, then Tenant shall increase the Additional Security Deposit to One Million Five Hundred Thousand Dollars ($1,500,000.00) by September 15, 1998. The Letter of Credit shall be upon the terms and subject to the following provisions of this Section 3.3.2.

                        3.3.2.1 Application of Letter of Credit. If Tenant defaults with respect to any provision of this Lease during the Lease Term, in addition to any other rights held by Landlord, Landlord may draw upon and apply all or any part of the Letter of Credit to the payment of any Rent or Operating Expenses or other Event of Default as defined in Section 15.1 below, the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default, and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such default, to the full extent permitted by law and contemplated by this Lease. If any portion of the Letter of Credit is so applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Letter of Credit to its then required amount or provide a replacement Letter of Credit to bring the face amount of the then available letter of credit to its then required amount, and Tenant's failure to do so shall be a non-curable default under this Lease.

                        3.3.2.2 Terms of Letter of Credit. The Letter of Credit shall have a term commencing upon the date of execution of this Lease, and continuing until the expiration of the initial Lease Term. The Letter of Credit shall be (i) issued by Silicon Valley Bank ("Bank") and (ii) in a form containing the required provisions set forth in Sections (a) through (d) below. Notwithstanding the foregoing, Tenant shall have the right to transfer the Letter of Credit to another bank approved by Landlord. The premium or purchase price of, or any other Bank fees associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall, without limiting the foregoing, provide that:

                             (a) Such Letter of Credit shall be transferable,
irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time "call" for any portion of the then uncalled upon amount thereof without regard to and without the Bank inquiring as to the right or lack of right of the holder of the Letter of Credit to effect such calls or the existence or lack of existence of any defenses by Tenant with respect thereto;

                             (b) Landlord agrees not to draw upon the Letter of
Credit unless Landlord claims default by Tenant under the Lease after giving notice thereof to Tenant in accordance with the terms of this Lease and the expiration of any applicable cure period set forth in this Lease, but if Landlord does effect such a "draw," such "draw" amount may, at Landlord's option, be in the full amount of the Letter of Credit or a partial draw as necessary to compensate Landlord for such default.

                             (c) Any failure or delay of Landlord to "draw" any
portion of the Letter of Credit shall not act as a waiver of Landlord's right to do so at any time thereafter or constitute a waiver of any default with respect to the Lease.

                             (d) Tenant agrees not to interfere in any way with
payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to "draw" from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional upon this Lease or to justify the issuer of the Letter of Credit in failing to honor a draw upon such Letter of Credit in a timely manner. In the event Landlord is determined through any dispute resolution procedure agreed upon by the parties or by a court of competent jurisdiction to have improperly drawn on the Letter of Credit, then Tenant shall be entitled to receive a prompt refund of such amount from Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit (including the Letter of Credit) only those sums reasonably necessary to remedy defaults in the payment of rent or other Event of Default, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant which is an Event of Default.

                        3.3.2.3 Release of Letter of Credit. Commencing on the first day of the twenty-fifth month of the Term and continuing every three (3) months thereafter throughout the remaining Term until the amount of the Letter of Credit reaches Zero Dollars ($0.00) , Tenant shall have the right to have the amount of the Letter of Credit reduced by Seventy-Five Thousand Dollars ($75,000.00) of the Additional Security Deposit as long as Tenant is not in default under the terms of this Lease. Notwithstanding the foregoing, if Tenant's net income reaches One Million Dollars ($1,000,000.00) for three (3) consecutive quarters after the anniversary of the Commencement Date and provided Tenant is not in default under the terms of this Lease, then Tenant shall have the right to cancellation of the Letter of Credit in its entirety .

4. UTILITIES. Landlord shall provide the utility service connections into the Premises as required in the Working Drawings as part of the Tenant Improvement work. Tenant shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement. In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord's prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant's cost and expense. If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord.

5.       TAXES.

         5.1 Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the Real Property Taxes in each calendar year; provided, however, Landlord may, at its election, require that Tenant pay any increase in the assessed value of the Project based upon the value of the Tenant Improvements (as defined in the Work Letter) relative to the value of the other improvements on or to the other buildings in the Project, as reasonably determined by Landlord. Upon Tenant's request, Landlord shall endeavor to provide Tenant with a breakdown of Landlord's determination of Tenant's increased share of Real Property Taxes resulting from the Tenant Improvements.

         5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or early termination of this Lease. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.

         5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6.       OPERATING EXPENSES.

         6.1 Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the Operating Expenses in each calendar year. Notwithstanding the foregoing, Tenant shall only pay Tenant's Share of Operating Expenses on 20,000 Rentable Square Feet of the Premises which shall be Twenty-three and 27/100 percent (23.27%) for the first six (6) months of the Term and shall only pay Tenant's Share of Operating Expenses on 30,000 Rentable Square Feet of the Premises which shall be Thirty-Five and 06/100 percent (35.06%) for months seven
(7) through nine (9) of the Term; provided, however, if Tenant is actually using any more space during such applicable months, then Tenant shall pay Tenant's Share of Operating Expenses on the total amount of Rentable Square Feet being used by Tenant. Beginning with the tenth (10th) month and continuing throughout the remainder of the Term, Tenant shall pay Tenant's Share of Operating Expenses on the total Rentable Square Feet of the Premises whether or not Tenant is occupying the total space.

         6.2 Definition of Operating Expenses. "Operating Expenses" shall include all reasonable and necessary expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project, the Common Area and/or the Building, including, but not limited to, (a) non-structural repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Building (including painting) except for latent defects; (b) repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), loading and unloading areas, trash areas, common driveways, sidewalks, outdoor lighting, signs, directories, walkways, parkways, landscaping, irrigation systems, fences and gates and other costs which are allocable to the real property of which the Premises are a part; (c) insurance deductibles (subject to Section 13.3 below) and the costs relating to the insurance maintained by Landlord with respect to the Project (including, without limitation, the Building), including, without limitation, Landlord's cost of any self insurance deductible or retention; (d) maintenance contracts for heating, ventilation and air-conditioning (HVAC) systems and elevators, if any; (e) maintenance, monitoring and operation of the fire/life safety and sprinkler system; (f) trash collection, security services and the costs of any environmental inspections; (g) Real Property Taxes; (h) capital improvements made to or capital assets acquired for the Project after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over its reasonably anticipated useful life according to Federal income tax guidelines, together with interest on the unamortized balance at the Applicable Interest Rate; (i) to the extent used, commercially reasonable reserves set aside for maintenance and repair; and (j) any other costs incurred by Landlord related to the Project. Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Project in an amount equal to ten percent (10%) of the sum of Operating Expenses not including Real Property Taxes and insurance costs (other than the administrative fee). Operating Expenses shall also include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company. In no event will Landlord or its property manager be required to keep separate accounting records for the components of the Operating Expenses or to create any ledgers or schedules not already in existence. Notwithstanding the foregoing, all costs Landlord incurs that are solely attributable to the Premises shall be borne by Tenant, such that Tenant shall reimburse Landlord for one hundred percent (100%) of same as additional rent.

           6.3 Operating Expense Exclusions. Notwithstanding the provisions of Section 6.2 above, in no event shall Operating Expenses include any of the following: (i) replacement of or structural repairs to the roof or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant; (iv) the costs for any utilities which are separately metered to the Premises or to another Tenant's premises, (v) except as provided in Section 6.2 above, capital improvements to the Project, (vi) expenses related to the management and operation of Landlord as an entity to the extent they do not relate to the operation, ownership and maintenance or the Project, except for the management fee permitted above, (vii) any fines or penalties due to any failure by Landlord to remit timely payments and/or violation by Landlord of any governmental rule or authority or Legal Requirements (excepting Tenant's specific compliance obligations hereunder),
(viii) profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate, (ix) any advertising and promotional expenditures, (x) costs and expenses incurred in connection with repairs or alteration, for defects (including latent defects) in the design or construction of the Project or arising from the failure of the Project to comply with governmental rules or regulations as of the Commencement Date, (xi) items and services for which Tenant or any other tenant in the Project directly reimburses Landlord and costs reimbursed by insurance proceeds, condemnation proceeds or otherwise, (xii) financing and interest charges, and
(xiii) salaries of employees not related to the management or maintenance of the Project.

7.       ESTIMATED EXPENSES.

         7.1 Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

         7.2 Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Operating Expenses and Real Property Taxes for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the termination of this Lease. If Tenant's payments exceed Tenant's Share, then (provided that Tenant is not in default), Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

8.       INSURANCE.

         8.1 Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve
(12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine; provided, however, that such insurance shall be in a form and for an amount as carried by other landlord's of buildings with comparable age, size, specifications, location and quality of construction in the Dublin, California area. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any self-insurance deductible or retention.

         8.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

                  8.2.1 Liability Insurance. A commercial general liability insurance policy or an equivalent thereto, written on an occurrence form that includes personal injury coverage, advertising injury coverage, and contractual liability coverage, at Tenant's expense, insuring against liability arising out of the ownership, use, occupancy or maintenance of the Premises, and the business operated by Tenant and any subtenants of Tenant in the Premises. The initial amount of such insurance shall be Two Million Dollars ($2,000,000.00) each occurrence/ Two Million Dollars ($2,000,000.00) general aggregate on a per location basis, Two Million Dollars ($2,000,000) for personal injury and advertising injury coverage and Five Hundred Thousand Dollars ($500,000.00) for property damage. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

                  8.2.2 Casualty Insurance. A policy or policies of standard fire, extended coverage and special extended coverage insurance ("All Risks"), including energy systems coverage and a vandalism and malicious mischief endorsement, coverage for water damage to contents, sprinkler leakage coverage and, if required by Landlord, earthquake sprinkler leakage with extended coverage and naming Landlord as an additional insured, in an amount adequate to cover the cost of replacement of all equipment, furniture, fixtures, trade fixtures, and personal property of Tenant or which may be located in, upon or about the Premises in the event of fire or extended coverage loss.

                  8.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000); and

                  8.2.4 Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

                  8.2.5 Additional Insurance Obligations. Such other reasonable types of insurance coverage, including, without limitation, loss of earnings insurance, and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

         8.3      General.

                  8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least "A - VIII" (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

                  8.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in a form acceptable to Landlord in its sole discretion, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after sixty (60) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

                  8.3.3 Additional Insureds. Landlord, Landlord's lender, if any, and any property management company of Landlord for the Premises shall be named as additional insureds on a form approved by Landlord under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest.

                  8.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

                  8.3.5 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, if required, for each of the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                  8.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Section 8.

         8.4 Indemnity. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns (collectively, "Landlord Indemnities") from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon (collectively, "Claims"), arising at any time during or after the Term as a result (directly or indirectly) of or in connection with
(i) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises, the Building, the Common Area or other portions of the Project, except for claims caused solely by Landlord's gross negligence or willful misconduct (such excluded Claims shall be referred to herein as "Landlord Caused Claims"), but specifically including Landlord's negligence (other than gross negligence). The obligations of Tenant under this
Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination. Landlord hereby agrees to protect, defend and indemnify and hold harmless Tenant and Tenant's partners, officers, directors, shareholders, agents and employees (collectively, "Tenant Indemnitees") against and save the Tenant Indemnified Parties harmless from any such Landlord Caused Claims, but only to the extent the Landlord Caused Claims have not otherwise been waived by Tenant pursuant to Section 8.5 below, and are not covered by Tenant's insurance maintained pursuant to this Section 8 (and would not have been covered by such insurance had Tenant obtained the same as required in this Section 8). Notwithstanding anything to the contrary contained in this Lease, including the indemnities set forth in this Section 8.4, nothing in this Lease (including this Section 8) shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from, all liability for consequential damages, including, without limitation, in the case of Tenant, any claim relating to any interruption of or interference with the conduct of Tenant's business. If any action or proceeding is brought against the indemnified party for any Claim against which the indemnifying party is obligated to indemnify the indemnified party hereunder, the indemnifying party upon notice from the indemnified party shall defend such action or proceeding at the indemnifying party's sole expense by counsel reasonably acceptable to the indemnified party.

         8.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or injury to persons in, upon or about the Premises, the Building, the Common Area or other portions of the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent such claims are caused by Landlord's gross negligence or willful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or death of Tenant, Tenant's employees, invitees, customers, agents or contractors or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except to the extent caused by Landlord's gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant. It is expressly understood and agreed that Tenant's waivers under this section shall apply to all costs, liabilities, damages, deaths and injuries caused by Landlord's negligence (other than its gross negligence).

9.       REPAIRS AND MAINTENANCE.

         9.1 Tenant. Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (interior and exterior), including loading docks, doors and ramps, floors, subfloors and floor coverings, walls and wall coverings, doors, windows, glass, plate glass, ceilings, skylights, lighting systems, interior plumbing, electrical and mechanical systems and wiring, appliances and devices using or containing refrigerants, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair; provided, however, that Tenant shall not be responsible for any such maintenance caused by any latent defects. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, (a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant's receipt of written notice from Landlord stating with particularity the nature of the failure, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense. Tenant shall maintain written records of maintenance and repairs, as required by any applicable law, ordinance or regulation, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within sixty (60) days after the Commencement Date.

         9.2 Landlord. Landlord shall, subject to the following limitations, repair damage to the roof, foundation and exterior portions of exterior walls (excluding wall coverings, interior painting, glass and doors) of the Building; provided, if such damage is caused by an act or omission of Tenant, Tenant's employees, agents, invitees, subtenants, or contractors, then such repairs shall be at Tenant's sole expense. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Building or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 11 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (vi) fire and other casualty, except as provided by Section 13 of this Lease or (vii) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until thirty (30) days after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord, except as a result of Landlord's gross negligence or willful misconduct. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

         9.3 Tenant's Right to make Repairs. If Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the provision of repairs and/or maintenance as set forth in this
Article 9, and Landlord fails to respond to Tenant's notice regarding such action as required by the terms of this Lease, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the Applicable Interest Rate. In the event Tenant takes such action, and such work will affect the roof or the Building systems and equipment, Tenant shall use only those contractors used by Landlord in the Building for such work.

10.      ALTERATIONS.

         10.1 Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises costing more than Twenty-Five Thousand Dollars ($25,000) and which do not affect the Building structure without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed but shall be conditioned upon Tenant's compliance with Landlord's reasonable requirements regarding construction of improvements and alterations; provided, however, that Tenant shall notify Landlord of its intent to make such alterations even if Landlord's consent is not required. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all third party costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. For those alterations requiring Landlord's approval, If Landlord does not respond to a written request from Tenant within fifteen (15) business days, then Landlord shall be deemed to approve such request. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work whether or not Landlord's approval is required.

         10.2 Damage; Removal. Tenant shall repair all damage to the Premises and/or the Building caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. Upon the termination of this Lease, except for Tenant Improvements, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items, ordinary wear and tear excepted; provided, however, Landlord has the absolute right to require Tenant to have all or any portion of such items designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.

         10.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

         10.4 Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises and/or Tenant and Landlord's insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises.

11. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&Rs (including payments thereunder, if any) or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof. Tenant, at Tenant's sole cost and expense, shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe of which Landlord shall provide Tenant with written notice. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant further agrees that Landlord shall not be responsible for enforcing any parking rights in the Project or non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or CC&Rs or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.      ENVIRONMENTAL MATTERS.

         12.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the

Premises. Landlord shall have the right with prior notice to Tenant except in the case of emergencies to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition which occurred during the Term of this Lease other than underground migration from a site outside of the Premises or from the use or operation of the business of any other tenant of the Building, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors caused by Tenant or Tenant's Parties. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to Landlord's reasonable satisfaction or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefor or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

         12.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or Tenant's Parties' breach of any prohibition or provision of the preceding section, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or Tenant's Parties' activities, or failure to act, in connection with the Premises. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

         12.3 Landlord Warranty. Landlord warrants and represents that Landlord has no actual knowledge of any Hazardous Materials which are not disclosed in the Phase I Environmental Analysis of the Property (the "Phase I Report"), or the soil sampling which Landlord has provided to Tenant. As used herein, the phrase "actual knowledge" shall mean the actual knowledge of David
A. Kingery without investigation or inquiry or duty of investigation or inquiry. David A. Kingery is making such representation and warranty on behalf of Landlord and not in his individual capacity and, as a result, Landlord (and not such individual) shall be liable in the event of a breach of this representation. Tenant acknowledges that, other than the

Phase I Report, Landlord has not conducted any other investigations regarding the environmental condition of the Property.

13.      DAMAGE AND DESTRUCTION.

         13.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred twenty (120) days; or (c) in more than one hundred twenty (120) days after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed.

                  13.1.1 Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (e.g., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

                  13.1.2 Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred twenty
(120) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (e.g., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred twenty (120) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred twenty (120) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

                  13.1.3 Greater Than 120 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred twenty (120) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (e.g., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

         13.2 Tenant's Fault. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds from policies of insurance required to be maintained pursuant to the provisions of this Lease.

         13.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord any deductible amount payable under the property insurance for the Building; provided, however, that Tenant shall only pay its prorata share of any deductible which prorata share shall not exceed Ten Thousand Dollars ($10,000). In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's intention to pay the cost of repair of such damage, in which event, following the securitization of Tenant's funding commitment in a form acceptable to Landlord, this Lease shall continue in full force and effect, Landlord shall make such repairs as soon as reasonably possible and Tenant shall reimburse Landlord for such repairs within fifteen
(15) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the date of the occurrence of the damage.

         13.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

         13.5 Force Majeure. "Force Majeure," as used in this Section 13 only and shall not apply elsewhere unless otherwise specified, means delays resulting from causes beyond the reasonable control of Landlord, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of Landlord engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

14.      EMINENT DOMAIN.

         14.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

         14.2 Partial Condemnation. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be adjusted as reasonably determined by Landlord.

         14.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

         14.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

15.      DEFAULT.

         15.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

                  15.1.1 Vacation without providing a commercially reasonable level of security or abandonment of the Premises for a period of thirty (30) consecutive days;

                  15.1.2 Failure to pay Rent on the date when due more than two
(2) times per year and the failure continuing for a period of five (5) days after such payment is due;

                  15.1.3 Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently and continuously prosecutes such cure to completion;

                  15.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty
(60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

                  15.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

                  15.1.6  Intentionally Deleted.

                  15.1.7 The occurrence of an Event of Default as otherwise designated as an Event of Default in the Lease.

         15.2 Remedies.

                  15.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 15.1 above, if applicable, and which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord, as required by law and the terms of this Lease.

                           15.2.1.1 Repossession. Following termination, without
prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

                           15.2.1.2 Unpaid Rent. Landlord shall have all the
rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and (b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  15.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 ("lessor" may continue Lease in effect after "lessee's" breach and abandonment and recover Rent as it becomes due, if "lessee" has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, to the extent allowed by applicable law during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of

Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

         15.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

16.      ASSIGNMENT AND SUBLETTING.

         16.1 Assignment and Subletting. . Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law (collectively, "Transfer"), the Premises or any part thereof, except as provided in Section 16.2 below, without Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, Tenant agrees it shall be reasonable for Landlord to disapprove of a requested Transfer , if the sublessee or assignee does not have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) equal to or greater than that of Tenant as of the date of the Lease as shown in the financial information provided to Landlord. Except as provided in Section 16.2 below, the merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to Transfer any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the Transfer , including without limitation, the financial statements of any proposed assignee or subtenant, twenty (20) days prior to the anticipated effective date of the Transfer . Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Five Hundred Dollars ($500.00) for each proposed transfer. Landlord shall have a period of ten (10) business days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed Transfer . If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such Transfer . This Lease may not be assigned by operation of law. Any purported Transfer contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Such acceptance of Rent shall in no event be deemed to imply that Landlord is approving a subtenant or assignee which Landlord has not approved in writing pursuant to the requirements of this
Section 16. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no Transfer had been made. Landlord may consent to subsequent Transfer of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted Transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

         16.2 Non-Transfers. Notwithstanding anything to the contrary in
Section 16, Tenant shall have the right, without prior consent of Landlord, to assign this Lease or sublet the whole or any part of the Premises to a "Tenant Affiliate" (as defined below), and such assignment or sublease shall not be deemed a Transfer under this Section 16, provided that any transfer to a Tenant Affiliate shall be subject to the following conditions: (a) at least twenty (20) days prior to the effective date of the Transfer, Tenant shall deliver to Landlord written notice thereof and any documents or information, including financial information reasonably requested by Landlord regarding such Tenant Affiliate and such assignment or sublease, (b) Tenant shall remain fully liable during the unexpired term of the Lease, including renewal options; (c) such Transfer is not used as a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Section 16, (d) any such Transfer shall be subject to all of the terms, covenants and conditions of the Lease, and (e) the Tenant Affiliate shall expressly assume the obligations of Tenant under the Lease as confirmed in a written assumption agreement reasonably satisfactory to Landlord which shall be consistent with the terms of this Lease. As used in this Lease, "Tenant Affiliate" shall mean and refer to a corporation or entity which (i) is Tenant's parent organization; or (ii) is a wholly-owned subsidiary of Tenant or Tenant's parent corporation; or (iii) is a corporation which Tenant or Tenant's parent owns in excess of twenty-five percent (25%) of the outstanding capital stock; or (iv) is a corporation or entity, resulting from the consolidation or merger with Tenant and/or Tenant's parent corporation, or (v) is a corporation or entity to which substantially all of Tenant's assets may be transferred.

17.      ESTOPPEL, ATTORNMENT AND SUBORDINATION.

         17.1 Estoppel. Within ten (10) days after written request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit E, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit E, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement.

         17.2 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required by Landlord or any lender of Landlord to further effect the provisions of this paragraph including, without limitation, a subordination, nondisturbance and attornment agreement in a form as may be acceptable to the lender.

         17.3 Attornment and Non-disturbance. In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a non-disturbance agreement.

18.      MISCELLANEOUS.

         18.1 General.

                  18.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

                  18.1.2 Time of Essence. Time is of the essence of this Lease.

                  18.1.3 Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

                  18.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

                  18.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

                  18.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

                  18.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

                  18.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

                  18.1.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent which Landlord can withhold in its sole discretion.

                  18.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

                  18.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

                  18.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

                  18.1.13 Auctions. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

                  18.1.14 Consents. Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default or breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. Except as otherwise set forth herein, the failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by

Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

                  18.1.15  Intentionally Deleted.

                  18.1.16 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

         18.2 Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal. Notwithstanding the foregoing, Tenant shall be entitled to exterior signage on the Building in a location as approved by Landlord. All fabrication, installation, maintenance, repair, restoration and removal of such signage shall be at Tenant's sole cost and expense. All of Tenant's signage shall comply with all applicable governmental regulations and any CC&Rs applicable to the Project.

         18.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

         18.4 Financial Statements. Tenant shall provide to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, certified financial statement for Tenant and Tenant's business and financial statements for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied; provided, however, that Tenant shall not be required to produce a financial statement for any year prior to 1996. Tenant shall also provide within said 10-day period such other certified financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either. All such financial statements shall be confidential and used only for the purposes set forth herein.

         18.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Building for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

         18.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the earlier of receipt or three (3) days after the date of mailing.

         18.7 Brokerage Commission. Landlord shall pay a brokerage commission to Landlord's Broker specified in the Basic Lease Information in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord's Broker and Tenant's Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Any commissions or fees payable to Tenant's Broker with respect to this transaction shall be paid by Landlord's Broker or Tenant, and Landlord shall have not obligation with respect thereto. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

         18.8 Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

         18.9 Holding Over; Surrender.

                  18.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

                  18.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises and all penetrations of the roof shall be resealed to a watertight condition. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

         18.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

         18.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

         18.12 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

19.      OPTION TO EXTEND.

         19.1 Option Right. Landlord hereby grants Tenant one (1) option to extend the initial Term of the Lease for the entire Premises for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not in a state of uncured monetary or other default following the expiration of the applicable cure periods under the Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Term, Tenant is not in default, as described above, under the Lease, the initial Term shall be extended for the Option Term. The rights contained in this
Section 19 shall be personal to the original Tenant executing the Lease and any Tenant Affiliate and may only be exercised by the original Tenant or Tenant Affiliate, as the case may be, (not any other assignee, sublessee or other transferee of Tenant's interest in the Lease) if the original Tenant or Tenant Affiliate, as the case may be, occupies the entire Premises as of the date of the Exercise Notice.

         19.2 Option Rent. The annual basic rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to ninety-five percent (95%) of the "Fair Market Rent" which for purposes hereof means the annual basic rent, taking into account whether the then current market is using leases based on a base year, an expense stop, or a triple net, at which tenants, as of the commencement of the Option Term, are leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in comparable first-class office "flex" buildings with prudent ownership (with management practices comparable with institutional ownership), in the Dublin, California area, taking into consideration all concessions and inducements generally being granted at such time. All other terms and conditions of the Lease shall apply throughout the Option Term; however, any obligation of Landlord to construct Tenant Improvements or provide an allowance shall not apply during the Option Term, except to the extent such provisions are included in the definition of Fair Market Rent, and Tenant shall, in no event, have the option to extend the initial Term of the Lease beyond the Option Term described in Section 19.1 above.

         19.3 Exercise of Options. The option contained in this Section 19 shall be exercised by Tenant, if at all, on or before the date (the "Exercise Date") which is at least one hundred eighty (180) days prior to the expiration of the initial Term, as the case may be, by delivering written notice ("Exercise Notice") thereof to Landlord. Tenant may notify Landlord earlier than the Exercise Date of its intent to exercise its option and Landlord will work with Tenant to establish the Fair Market Rent at that time. After the Exercise Date, the parties shall follow the procedure and the Fair Market Rent shall be determined as set forth in Section 19.4 below. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant's waiver of its extension right hereunder.

         19.4 Determination of Option Rent. In the event Tenant timely and appropriately objects in writing to the Fair Market Rent initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Fair Market Rent, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Fair Market Rent (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rent within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections
19.4.1 through 19.4.7 below. Failure of Tenant or Landlord to submit a written determination of the Fair Market Rent within such fifteen (15) business day period shall conclusively be deemed to be the non-determining party's approval of the Fair Market Rent submitted within such ten (10) business day period by the other party.

                  19.4.1 Landlord and Tenant Arbitrators. Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who shall have no ongoing business relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first-class office buildings in the Dublin, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rent is the closest to the actual Fair Market Rent as determined by the arbitrators, taking into account the requirements of Section 19.2. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date.

                  19.4.2 Third Arbitrator. The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

                  19.4.3 Arbitrator's Decision. The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rent is the closest to the actual Fair Market Rent, and shall use the closest of Landlord's or Tenant's submitted Fair Market Rent as the Fair Market Rent for purposes of calculating the Option Rent, and shall notify Landlord and Tenant thereof.

                  19.4.4 Binding Decision. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

                  19.4.5 Failure to Appoint Arbitrator. If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                  19.4.6 Failure of Arbitrators to Agree. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 19.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the Alameda County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rent shall be used and shall notify Landlord and Tenant thereof.

                  19.4.7 Arbitration Costs. The cost of the arbitrators and the arbitration proceeding shall be paid by the non-prevailing party.

20. PARKING. Landlord shall provide, for the initial term of the Lease and any extensions thereof, a minimum of three and seven-tenths (3.7) parking spaces per each one thousand (1,000) Rentable Square Feet of space in the Building then leased by Tenant, including any space leased by Tenant pursuant to Section 21 below, which, based upon the initial Rentable Square Feet of the Premises, is equal to one hundred forty-eight (148) parking spaces. There shall be no charge for parking during the initial Term and any such charge during the Option Term, if any, shall be based on ninety-five percent (95%) of the then current market for the vicinity surrounding the Project.

21. RIGHT OF FIRST OFFER. Landlord and Tenant hereby acknowledge and agree that in the event any space in the Building which is contiguous to the Premises (an "Additional Space") becomes available for leasing to third parties after expiration of the lease of the then existing tenant thereof, Landlord shall notify Tenant in writing ("Landlord's Notice") of the availability of the Additional Space and the terms upon which Landlord is willing to rent such Additional Space to Tenant, including, but not limited to, the commencement date, term, the base for the

Additional Space, and Tenant improvements to be constructed at Tenant's cost therein, if any. For a period of five (5) business days following receipt of Landlord's Notice, Tenant shall have a right of first offer to lease such Additional Space upon the lease terms and conditions set forth in Landlord's Notice. If Tenant fails to timely exercise the right of first offer set forth herein, the Landlord shall be entitled to place the Additional Space on the open market for lease to third parties and Tenant's right of first offer with respect to such Additional Space shall expire and be of no further force or effect. If Tenant exercise such right of first offer, Tenant shall take possession of the Additional Space and the Lease Term therefor shall commence upon the date specified in Landlord's Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to the entire Additional Space then offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof. If Tenant timely exercises Tenant's right to lease the Additional Space as set forth herein, Landlord and Tenant shall within fifteen (15) business days thereafter execute an amendment to this Lease memorializing Tenant's lease of such Additional Space.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                                   "Tenant"

CREEKSIDE SOUTH TRUST,                       E-LOAN, INC.,
a Maryland business trust                    a California corporation


By: /s/ Daniel D'Aniello                    By: Janina Pawlowski
   ------------------------------              --------------------------------
   Name:  Daniel D'Aniello                      Name: Janina Pawlowski
        -------------------------                    --------------------------
   Its:  Managing Director                      Its: President
       --------------------------                   ---------------------------
Date:                                        Date: 8/18/98
     ----------------------------                 -----------------------------

                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Its:
                                                   ----------------------------
                                            Date:
                                                 ------------------------------

                                    EXHIBIT A

                                    PREMISES


                             [LANDLORD TO PROVIDE.]

                                    EXHIBIT B

                                   WORK LETTER

         Tenant acknowledges and agrees that the Premises is satisfactory and shall be accepted by Tenant in its "AS IS" condition as of the date of execution of this Lease and on the Lease Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the Premises pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter.

                                    SECTION 1

                     CONSTRUCTION DRAWINGS FOR THE PREMISES

         Landlord and Tenant will approve a detailed space plan for the construction of certain improvements in the Premises, which space plan will be prepared by MGRT Architects and submitted to Landlord not later than August 24, 1998(the "Final Space Plan"). Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "Working Drawings"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard improvement package items, as determined by Landlord. Within three (3) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "Approved Working Drawings". Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "Construction Drawings". The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the "Tenant Improvements".

                                    SECTION 2

                             CONSTRUCTION AND COSTS

         Landlord shall cause Webcon (the "Contractor") to (i) obtain all applicable building permits for construction of the Tenant Improvements, and
(ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, including all environmental laws and the Americans with Disabilities Act, and in good workmanlike manner. Landlord shall pay for the cost of the design and construction of the Tenant Improvements, including space planning, engineering, construction drawings, signage, construction supervision, and any necessary permits, in an amount up to, but not exceeding, One Million Two Hundred Thousand Dollars ($1,200,000.00) which is equal to Thirty Dollars ($30.00) per Rentable Square Foot of the Premises (the "Tenant Improvement Allowance"); provided, however, that the Tenant Improvement Allowance shall not be used to pay the traffic impact fee which shall be paid separately by Landlord. Tenant shall pay for all costs in excess of the Tenant Improvement Allowance, which payment shall be made to Landlord in cash within ten (10) days after Tenant's receipt of invoice therefor from Landlord. In no event shall Landlord be obligated to pay for any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant. Tenant shall be entitled to receive as a credit against Rent any portion of the Tenant Improvement Allowance not used to pay for the cost of the design and construction of the Tenant Improvements.

                                    SECTION 3

                              DELAY IN SUBSTANTIAL
                      COMPLETION OF THE TENANT IMPROVEMENTS

         Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion, as defined in Section
2.1 of the Lease, of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, "Tenant Delays"):

         3.1 Tenant's failure to timely approve the Final Space Plan and the Working Drawings or any other matter requiring Tenant's approval;

         3.2 A breach by Tenant of the terms of this Work Letter or the Lease;

         3.3 Tenant's request for changes in any of the Construction Drawings;

         3.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

         3.5 Changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Approved Working Drawings; or

         3.6 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Lease Commencement Date (as set forth in the Basic Lease Information) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

                                    SECTION 4

                                  MISCELLANEOUS

         Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment, furniture or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Property and against injury to any persons caused by Tenant's actions pursuant to this Section 4.

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM

         With respect to that certain lease ("Lease") dated August ___, 1998, between E-LOAN, INC., a California corporation ("Tenant"), and CREEKSIDE SOUTH TRUST, a Maryland business trust ("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 40,000 rentable square feet of the building located at Creekside Business Park, Dublin, California ("Premises"), Tenant hereby acknowledges and certifies to Landlord as follows:

                  (1) Landlord delivered possession of the Premises to Tenant in a Substantially completed condition on _____________________ ("Possession Date");

                  (2) The Lease commenced on _______________________
("Commencement Date");

                  (3) The Premises contain _________ square feet of space; and

                  (4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

         IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ___ day of ______________________, 1998.

                                             "Tenant"

                                             E-LOAN, INC.,
                                             a California corporation

                                             By:________________________________

                                                Name:___________________________

                                                Its:____________________________


                                             By:________________________________

                                                Name:___________________________

                                                Its:____________________________

                                    EXHIBIT D

                              RULES AND REGULATIONS

                             [LANDLORD TO PROVIDE.]

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

         The undersigned, as Tenant under that certain Multi-Tenant Office Triple Net Lease (the "LEASE") made and entered into as of _________________, 19__ and between _________________________________, a ________________________
as Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the Building located at _________________________, Dublin, California hereby certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________.

         3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

         6. Base Rent became payable on _______________.

         7. The Lease Term expires on _________________.

         8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

         9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

         10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

         11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

         12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

         13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         Executed at __________________ on the _____ day of ______________,
19___.

                                         "Tenant":

                                         E-LOAN, INC.,
                                         a California corporation

                                         By:____________________________________
                                            Name:_______________________________
                                            Its:________________________________

                            FIRST AMENDMENT TO LEASE


                  This FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of the 11th day of September, 1998, by and between CREEKSIDE SOUTH TRUST, a Maryland business trust ("Landlord"), and E-LOAN, INC., a California corporation ("Tenant").


                                R E C I T A L S :


                  A. Landlord and Tenant entered into that certain Multi-Tenant Office Triple Net Lease dated as of August 19, 1998 (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises" as described in the Lease and located in that certain office building located at 5875 Arnold Drive, Dublin, California (the "Building").

                  B. Landlord and Tenant now desire to amend the Lease in certain respects, including to provide for an additional tenant improvement allowance, all upon the terms and conditions as hereinafter provided.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Capitalized Terms. All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

                  2. Additional Allowance. In addition to the Tenant Improvement Allowance provided by Landlord to Tenant pursuant to Section 2 of Exhibit B attached to the Lease (the "Work Letter"), Landlord shall provide to Tenant an additional allowance in the amount up to, but not exceeding, Two Hundred Thirteen Thousand Nine Hundred Forty-Five Dollars ($213,945.00) (which is Five Dollars ($5.00) per Rentable Square Foot of the Premises)(the "Additional Allowance") to pay for the Tenant Improvement work pursuant to Section 2 of the Work Letter, which Additional Allowance shall be amortized over the initial term of the Lease at an interest rate of twelve percent (12%) per annum by increasing the monthly Base Rent Per Rentable Square Foot payable under the Lease each year by Two point Two Two Four Cents ($0.02224) for every One Dollar ($1.00) per Rentable Square Foot of the Premises of Additional Allowance drawn by Tenant. For example, if Tenant draws the maximum amount of Additional Allowance, then the initial monthly Base Rent Per Rentable Square Foot payable under the Lease on the Commencement Date shall increase by Eleven point One Two Two Cents ($0.11122) from One and 25/100 Dollars ($1.25) per Rentable Square Foot of the Premises to One Dollar and Thirty-Six point One Two Two Cents ($1.36122) per Rentable Square Foot of the Premises for a total of Fifty-Eight Thousand Two Hundred Forty-Five and 24/100 Dollars ($58,245.24) and each subsequent year of the Lease Term, the monthly Base Rent Per Rentable Square Foot shall be increased by Eleven point One Two Two Cents ($0.11122).

                  3. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

                  IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

         "LANDLORD"                                  CREEKSIDE SOUTH TRUST,
                                                     a Maryland business trust

                                                     By:
                                                        ------------------------
                                                        Daniel D'Aniello
                                                        Its: Managing Director

         "TENANT"                                    E-LOAN, INC.,
                                                     a California corporation

                                                     By: /s/ Janina Pawlowksi
                                                        ------------------------
                                                        Name: Janina Pawlowksi
                                                              ------------------
                                                     Its:  President

                                                     By:
                                                         -----------------------
                                                        Name:
                                                             -------------------
                                                        Its:
                                                             -------------------


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